Exhibit 10.20

VERTEX, INC.

STOCK OPTION TRANSFER AGREEMENT

This Stock Option Transfer Agreement (this “Agreement”) is entered into by and among Vertex, Inc., a Delaware corporation (the “Company”), [     ] (the “Transferor”) and [      ] (the “Transferee”).  The Company, the Transferor and the Transferee are each sometimes referred to herein as a “Party,” and collectively sometimes referred to herein as the “Parties.”

RECITALS

WHEREAS, the Transferor holds options (the “Granted Options”) to purchase shares of Class A common stock of the Company (the “Common Stock”), subject to the terms and conditions of the Vertex, Inc. 2020 Incentive Award Plan (the “Plan”) and certain Stock Option Grant Notices and Stock Option Agreements thereunder (together, the “Stock Option Agreements”); and

WHEREAS, the Transferor desires to transfer those shares of Common Stock subject to the Granted Options as set forth on Exhibit A (such transferred Granted Options, the “Options”) to the Transferee and the Company desires to consent to such transfer, all in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company, the Transferor and the Transferee agree as follows:

AGREEMENT

1.             Transfer of the Options.

(a)           Effective as of [      ] (the “Effective Date”), the Transferor hereby transfers to the Transferee the Options (the “Transfer”) and the Transferee hereby accepts the transfer of the Options by the Transferor.

(b)           The Transferee and the Transferor acknowledge and agree that the Transferee has been provided copies of the Plan and the Stock Option Agreements and that the Transferee shall be bound by all of the terms and conditions of the Plan and the Stock Option Agreements as if the Transferee were the Participant (as defined in the Stock Option Agreements) and as if the Transferee had accepted the Stock Option Agreements; provided, however, that references in the Plan and the Stock Option Agreements to (A) the service of the Participant or (B) the termination of service of the Participant shall be deemed to continue to be references to (X) the service of the Transferor or (Y) the termination of service of the Transferor, as applicable, and the Transferor shall remain responsible for any withholding taxes that may be due in connection with the exercise or other disposition of the Options.

(c)           The Company consents to the Transfer in accordance with Section 9.1 of the Plan.  Except as expressly set forth in this Section 1(c), nothing in this Agreement shall be deemed a waiver of any of the Company’s rights under the Plan or the Stock Option Agreements, including with respect to the Company’s rights to withhold consent, in its discretion, to future transfers.

2.             Representations and Warranties by the Transferor and Transferee.

(a)           [The Transferor has delivered to the Company a true and complete copy of the instrument creating the Transferee (including all amendments thereto). [      ] is the sole trustee of the Transferee and the Transferee has been established for the benefit of the Transferor’s [       ].]

(b)           The Transferor hereby represents and acknowledges that the Transferor may be subject to certain federal and state tax liability in connection with the Transfer of the Options and/or the exercise of the Options.  The Transferor represents that Transferor has consulted Transferor’s individual tax advisor regarding the specific tax consequences of the Transfer and is not relying on any statements or representations by the Company or its advisors with respect thereto.  The Transferor hereby covenants and agrees that the Transferor will be responsible for paying to the Company or its designated subsidiary any amount of any applicable withholding taxes required to be withheld with respect to the exercise or other disposition of the Options.

(c)           The Transferee represents and warrants that this Agreement has been duly authorized, executed and delivered by its duly authorized representative.

3.             Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as follows:

(a)           if to the Company, to the attention of the General Counsel of the Company at the Company’s principal executive offices;

(b)           if to the Transferor, to the address on file with the Company;

(c)           if to the Transferee, to the address shown below beneath the Transferee’s signature; or

(d)           to a Party at such other address as such Party may designate in writing from time to time to the other Parties.

4.             Further Instruments.  The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

5.             Entire Agreement.  The terms of the Plan and the Stock Option Agreements are incorporated herein by reference.  This Agreement, together with the Plan and the Stock Option Agreements, constitutes the entire agreement of the Parties and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof.

6.             Governing Law.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

7.             Severability.  Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8.             Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

9.             Amendment.  This Agreement may be amended only by a written instrument signed by the Parties hereto.

10.          Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

VERTEX, INC.

By:
Name:
Title:

TRANSFEROR

TRANSFEREE

By:
Name:
Title:

Address:

EXHIBIT A

Grant Date of Granted Option	Number of Shares Subject to Granted Option	Number of Vested Shares Transferred	Number of Unvested Shares Transferred